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                                                                    Exhibit 1.11


                       NICHOLAS-APPLEGATE INVESTMENT TRUST
                       ESTABLISHMENT OF ADDITIONAL SERIES

          The undersigned, constituting a majority of the Trustees of Nicholas-Applegate Investment Trust, a Delaware business trust, hereby establish the following additional series of Interests of the Trust pursuant to Section 9.8 of the Amended and Restated Declaration of Trust:


          Large Cap Growth Fund
          International Core Growth Fund



          IN WITNESS WHEREOF, the undersigned have executed this instrument as of November 14, 1996.



                                        s/Arthur E. Nicholas
                                        -----------------------------------
                                        Arthur E. Nicholas

                                        s/Dann V. Angeloff
                                        -----------------------------------
                                        Dann V. Angeloff

                                        s/Walter E. Auch
                                        -----------------------------------
                                        Walter E. Auch

                                        s/Darlene T. DeRemer
                                        -----------------------------------
                                        Darlene T. DeRemer


                                        s/George F. Keane
                                        -----------------------------------
                                        George F. Keane



                                        s/Theodore J. Coburn
                                        -----------------------------------
                                        Theodore J. Coburn



                                      C-17